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                                                                    EXHIBIT 11.1

                                  TRACOR, INC.

          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE

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
                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996        1995        1994
                                                              ---------   ---------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                          AMOUNTS)
Primary:
  Net income................................................    $36,614     $27,863     $18,547
  Adjustments, net of income taxes:
     Interest expense.......................................        424       1,865       2,575
     Investment income......................................         --          --          --
                                                                -------     -------     -------
  Adjusted net income.......................................    $37,038     $29,728     $21,122
                                                                =======     =======     =======
  Weighted average common shares outstanding................     19,720      13,188      10,387
  Weighted average common share equivalents:
     Assumed exercise of warrants...........................      6,099      12,450      12,925
     Assumed exercise of options............................      1,566       1,214         899
     Assumed purchase of common shares for treasury.........     (2,055)     (2,684)     (2,098)
                                                                -------     -------     -------
     Net weighted average additional shares issuable........      5,610      10,980      11,726
                                                                -------     -------     -------
  Common and common equivalent shares.......................     25,330      24,168      22,113
                                                                =======     =======     =======
  Net income per common and common equivalent share.........    $  1.46     $  1.23     $   .96
                                                                =======     =======     =======
Fully diluted:
  Net income................................................    $36,614     $27,863     $18,547
  Adjustments, net of income taxes:
     Interest expense.......................................        360       1,802       2,076
     Investment income......................................         --          --          --
                                                                -------     -------     -------
  Adjusted net income.......................................    $36,974     $29,665     $20,623
                                                                =======     =======     =======
  Weighted average common shares outstanding................     19,720      13,188      10,387
  Weighted average common share equivalents:
     Assumed exercise of warrants...........................      6,099      12,450      12,925
     Assumed exercise of options............................      1,566       1,214         899
     Assumed purchase of common shares for treasury.........     (2,032)     (2,684)     (2,098)
                                                                -------     -------     -------
     Net weighted average additional shares issuable........      5,633      10,980      11,726
                                                                -------     -------     -------
  Common and common equivalent shares.......................     25,353      24,168      22,113
                                                                =======     =======     =======
  Net income per common and common equivalent share.........    $  1.46     $  1.23     $   .93
                                                                =======     =======     =======
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